EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2019-C17 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association , as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association , as Certificate Administrator, Wells Fargo Bank, National Association , as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer for the 10000 Santa Monica Boulevard Mortgage Loan, KeyBank National Association, as Special Servicer for the 10000 Santa Monica Boulevard Mortgage Loan, Wells Fargo Bank, National Association , as Trustee for the 10000 Santa Monica Boulevard Mortgage Loan, Wells Fargo Bank, National Association , as Custodian for the 10000 Santa Monica Boulevard Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Grand Canal Shoppes Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association , as Trustee for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association , as Custodian for the Grand Canal Shoppes Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Grand Canal Shoppes Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Meidinger Tower Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Meidinger Tower Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Meidinger Tower Mortgage Loan, Wells Fargo Bank, National Association , as Custodian for the Meidinger Tower Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Meidinger Tower Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Meidinger Tower Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Meidinger Tower Mortgage Loan,Wells Fargo Bank, National Association , as Primary Servicer for the Maui Portfolio  Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Maui Portfolio  Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Maui Portfolio  Mortgage Loan, Wells Fargo Bank, National Association , as Custodian for the Maui Portfolio  Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Maui Portfolio  Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Maui Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Maui Portfolio Mortgage Loan, Wells Fargo Bank, National Association , as Primary Servicer for the Landing at Fancher Creek Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Landing at Fancher Creek Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Landing at Fancher Creek Mortgage Loan, Wells Fargo Bank, National Association , as Custodian for the Landing at Fancher Creek Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Landing at Fancher Creek Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Landing at Fancher Creek Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Landing at Fancher Creek Mortgage Loan.

Dated: March 17, 2020

/s/ Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)